UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2012

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2012, 1st Source Corporation (“1st Source”) Chief Financial Officer (“CFO”), Larry E. Lentych formally informed the 1st Source Board of Directors of his intent to retire from his positions of CFO, Treasurer and principal accounting officer of 1st Source effective December 31, 2012.

Also on August 22, 2012, the Board of Directors of 1st Source named the current Senior Vice President and Controller of 1st Source, Andrea G. Short, as successor to Mr. Lentych.  Ms. Short will become the CFO, Treasurer and principal accounting officer of 1st Source effective January 1, 2013.  Ms. Short, who is 50, has served as Vice President and Controller since September 2001.  In July 2011 she was named Senior Vice President.  Ms. Short does not have any family relationship with any member of 1st Source’s Board of Directors or any of 1st Source’s executive officers.  Ms. Short and members of her immediate family are customers of and have had banking relationships with 1st Source Bank in the ordinary course of business and in compliance with applicable federal and state laws and regulations.  It is expected that Ms. Short will enter into an agreement with substantially the same terms as other executive officer employment agreements.

A copy of the Press Release is included as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit 99.1:  Press release issued by 1st Source Corporation on August 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: August 27, 2012	/s/JOHN B. GRIFFITH
John B. Griffith
Secretary and General Counsel